UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015 (May 19, 2015)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas		77042
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of U. S. Physical Therapy, Inc. (the “Company”) was held on May 19, 2015.  At the Annual Meeting, the Company’s stockholders approved the four proposals, one of which is non-binding, which are described in detail in the Company’s definitive proxy statement dated April 9, 2015 (“Definitive Proxy”).  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results are as follows:

Proposal 1 -	Election of eleven directors to serve until the next annual meeting of stockholders.

		Votes	Broker
Nominees	Votes For	Withheld	Non-Votes
Jerald L. Pullins	10,661,509	103,693	753,410
Christopher J. Reading	10,663,210	101,992	753,410
Lawrance W. McAfee	9,709,553	1,055,649	753,410
Daniel C. Arnold	10,401,762	363,440	753,410
Mark J. Brookner	10,402,713	362,489	753,410
Harry S. Chapman	10,702,693	62,509	753,410
Bernard A. Harris, Jr.	10,684,254	80,948	753,410
Marlin W. Johnston	10,401,863	363,339	753,410
Edward L. Kuntz	10,702,907	62,295	753,410
Regg E. Swanson	10,697,384	67,818	753,410
Clayton K. Trier	10,702,788	62,414	753,410

Proposal 2 –	Advisory vote to approve named executive officer compensation.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
10,359,153	401,153	4,896	753,410

Proposal 3 –	Reapprove the material terms of the Company’s Amended and Restated 2003 Stock Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
9,589,608	1,172,629	2,965	753,410

Proposal 4 -	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015.

	Votes	Votes
Votes For	Against	Abstaining
11,141,349	48,938	328,325

With respect to Proposal 1, broker non-votes were not treated as a vote for or against any particular nominee and did not affect the outcome of the election of directors.  With Proposal 2 and Proposal 3, broker non-votes did not have any effect on the outcome of the vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 19, 2015	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)